Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER OF ICO, INC.
PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying quarterly report on Form 10-Q for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, A. John Knapp, Jr., the Chief Executive Officer of ICO, Inc., hereby certify, to my knowledge, that:

1.          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ A. John Knapp, Jr.
Name:	A. John Knapp, Jr.
Chief Executive Officer
Date:	August 7, 2009

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed to be a part of the Report or “filed” for any purpose whatsoever.